EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference into the Company’s previously filed Registration Statements of Forms S-1 (Nos. 333-89153, 333-79935), Forms S-3 (Nos. 333-102587, 333-64444, 333-64432, 333-60966, 333-53108, 333-51388, 333-42852, 333-38710, 333-37180, 333-92855, 333-73009, 333-52331, 333-37585) and Forms S-8 (Nos. 333-54246, 333-30345, 333-30321), of our report dated May 9, 2003, included in Spectrum Pharmaceuticals, Inc.’s Amendment Number Two to the Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ Kelly & Company

Kelly & Company
Costa Mesa, California
May 9, 2003